EX-1

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "MERGER AGREEMENT") is made and entered into by and between Lighten Up Enterprises International, Inc., a Nevada corporation ("LIGHTEN UP"), and Bionovo, Inc., a Delaware corporation ("BIONOVO"), being sometimes referred to herein individually as the "CONSTITUENT CORPORATION" and collectively as the "CONSTITUENT CORPORATIONS."


                                R E C I T A L S:

         A. Lighten Up is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Lighten Up has authorized capital consisting of 60,000,000 shares, divided into 50,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of May 6, 2005 (said date being the record date for determining the stockholders of Lighten Up entitled to vote on the Merger Agreement), 46,112,448 shares of the common stock were issued and outstanding. As of the date of the execution hereof, no shares of Lighten Up preferred stock were outstanding.

         B. Bionovo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Bionovo has authorized capital consisting of 100,000,000 shares, divided into 90,000,000 shares of common stock, par value $0.00l per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date of execution hereof, 1,000 shares of Bionovo common stock were issued and outstanding, all of which were held by Lighten Up. As of the date of execution hereof, no shares of Bionovo preferred stock were outstanding.

         C. The Board of Directors of Lighten Up have determined that, for the purpose of effecting the reincorporation of Lighten Up in the State of Delaware, it is advisable and in the best interest of Lighten Up that Lighten Up merge with and into Bionovo upon the terms and conditions set forth herein.

         D. The respective Boards of Directors of the Constituent Corporations have authorized and approved the merger of Lighten Up with and into Bionovo in accordance with the provisions of Sections 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "CODE"), and Sections 92A.005 et seq. of the Nevada General Corporation Law (the "NGCL") and Sections 251 et seq. of the General Corporation Law of Delaware (the "DGCL"), upon the terms and conditions set forth in this Merger Agreement (the "MERGER") and have approved this Merger Agreement and directed that it be executed by the undersigned officers.

         E. Holders of approximately ____% of the issued and outstanding common stock of Lighten Up approved the Merger and the Merger Agreement by written consent in lieu of a special meeting dated May 6, 2005. The sole stockholder of Bionovo also approved the Merger and the Merger Agreement by consent in lieu of a special meeting.

         F. It is the intention of the Constituent Corporations that the Merger shall be a tax-free reorganization pursuant to the applicable provisions of the Code.

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         NOW,  THEREFORE,  in  consideration  of the  premises  and  the  mutual covenants and agreements herein contained, and for the purpose of stating the terms and conditions of the Merger, the mode of effectuating the same, and such other details and provisions as are deemed desirable, the parties hereto have agreed, and do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    ARTICLE I

                                 TERMS OF MERGER

         1.1 MERGER. On the Effective Date of the Merger (as hereinafter defined), in accordance with the provisions of Sections 92A.005 et seq. of the NGCL, Sections 251 et seq. of the DGCL and Section 368(a)(1)(F) of the Code, Lighten Up shall be merged with and into Bionovo, which shall be sometimes referred to herein as the "SURVIVING CORPORATION," upon the terms and conditions set forth in the subsequent provisions of this Merger Agreement.

         1.2 APPROVAL OF STOCKHOLDERS. The stockholders of the Constituent Corporations have duly approved the Merger Agreement and the transactions contemplated herein.

         1.3 FILINGS AND EFFECTIVENESS. As soon as practicable following satisfaction of all requirements imposed by the NGCL, DGCL and federal securities laws, Lighten Up and Bionovo will cause (i) the Articles of Merger along with any other required document to be filed with the Office of the Secretary of State of Nevada pursuant to Sections 92A.005 et seq. of the NGCL and (ii) the Certificate of Merger along with any other required document to be filed with the Secretary of State of the State of Delaware pursuant to Sections 251 at seq. of the DGCL. The Merger shall become effective when the last to occur of the following actions shall have been completed:

                  (a) An executed Certificate of Merger or an executed counterpart of this Merger Agreement meeting the requirements of the DGCL shall have been filed with the Secretary of State of the State of Delaware and said Secretary of State shall have issued a Certificate of Merger; and

                  (b) An executed Articles of Merger or an executed counterpart of this Merger Agreement meeting the requirements of the NGCL shall have been accepted for recording by the secretary of State of the State of Nevada and said Secretary of State shall have issued a Certificate of Merger.

         The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

         1.4 EFFECT OF MERGER. Bionovo, as the Surviving Corporation in the Merger, will continue to be governed by the laws of the State of Delaware and the separate corporate existence of Bionovo and all of its rights, privileges, immunities and franchises, public or private, and all of its duties and liabilities as a corporation organized under the DGCL will continue unaffected and unimpaired by the Merger. At the close of business on the Effective Date of the Merger, the existence of Lighten Up as a distinct entity shall cease. At that time all rights, franchises and interests of Bionovo and Lighten Up, respectively, in and to every type of

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

property, whether real, personal or mixed, and choices in action shall be transferred to and vested in Bionovo by virtue of the Merger without any deed or other transfer. Bionovo, without any order or other action on the part of any court or otherwise, shall possess all and singular the rights, privileges, powers and franchises, and shall be subject to all the restrictions, disabilities and duties of Lighten Up and Bionovo, and all property, whether real, personal or mixed, of Lighten Up and Bionovo, and all debts due to Lighten Up or Bionovo on whatever account, and all other things in action or belonging to each of said corporations, shall be vested in Bionovo. All property, rights, privileges, powers and franchises, and all and every other interest of Lighten Up or Bionovo as of the Effective Date of the Merger, including, but not limited to, all patents, trademarks, licenses, registrations, and all other intellectual properties, shall thereafter be the property of Bionovo to the same extent and effect as such was of the respective Constituent Corporations prior to the Effective Date of the Merger, and the title to any real estate vested by deed or otherwise in Lighten Up and Bionovo shall not revert or be in any way impaired by reason of the Merger; PROVIDED, HOWEVER, that all rights of creditors and all liens upon any property of Lighten Up or Bionovo shall thenceforth attach to Bionovo and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by Bionovo. Neither the rights of creditors nor any liens or security interests upon the property of either of the Constituent Corporations shall be impaired by the Merger. Bionovo shall carry on business with the assets of Lighten Up and Bionovo. The established offices and facilities of Bionovo and Lighten Up immediately prior to the Merger shall become the established offices and facilities of Bionovo.

         All corporate acts, plans, policies, resolutions, approvals and authorizations of the stockholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents of Lighten Up, which were valid and effective immediately prior to the Merger shall be taken for all purposes as the acts, plans, policies, resolutions, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Lighten Up. The employees of Lighten Up shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees of Lighten Up.

         1.5 DISPOSITION AND CONVERSION OF SHARES. The mode of carrying the Merger into effect and the manner and the disposition of the shares of Lighten Up and Bionovo shall be as follows:

                  (a) BIONOVO SHARES. Each share of common stock, par value $0.001 per share, of Bionovo issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action by Bionovo, the holder of such shares or by any other person, be cancelled and returned to the status of authorized but unissued shares, all rights in respect thereof shall cease to exist and no shares of Bionovo common stock or other securities of the Surviving Corporation shall be issuable with respect thereto.

                  (b) LIGHTEN UP NON-DISSENTING SHARES. Each share of common stock, par value $0.0001 per share, of Lighten Up issued and outstanding immediately prior to the Effective Date of the Merger other than the shares, if any, of Lighten Up for which appraisal rights shall be perfected under Sections 92A.300 through 92A.500 of the NGCL

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

         (the "DISSENTING SHARES") shall, by virtue of the Merger and without any action by Lighten Up, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

                  (c) LIGHTEN UP DISSENTING SHARES. The holders of Dissenting Shares of Lighten Up common stock who have complied with all requirements for perfecting the rights of appraisal of stockholders set forth in Sections 92A.300 through 92A.500 of the NGCL with respect to their Dissenting Shares of Lighten Up common stock shall be entitled to their rights under the NGCL.

                  (d) EXCHANGE OF CERTIFICATES. Each outstanding certificate theretofore representing shares of Lighten Up common stock that are not Dissenting Shares (the "NON-DISSENTING SHARES") shall be deemed for all purposes to represent the number of whole shares of the Bionovo common stock into which such Non-Dissenting Shares of Lighten Up common stock were converted in the Merger and the holder thereof shall not be required to surrender such certificate for a certificate issued by Bionovo. However, after the Effective Date of the Merger, each holder of an outstanding certificate representing Non-Dissenting Shares of Lighten Up common stock may, at such stockholder's option and sole discretion, surrender the same for cancellation to Interwest Transfer Co., Inc., as the sole stock transfer and registrar of the Lighten Up common stock and as exchange agent therefor (the "EXCHANGE AGENT"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Bionovo common stock into which the surrendered shares were converted as herein provided.

         The registered owner on the books and records of Bionovo or the Exchange Agent of any such outstanding certificate representing Non-Dissenting Shares of Lighten Up common stock shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of common stock of the Surviving Corporation represented by such outstanding certificate as provided above.

         Each certificate representing common stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Lighten Up so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

         If any certificate for shares of Bionovo stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the

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

certificate surrendered or establish to the satisfaction of Bionovo that such tax has been paid or is not payable.

                  (e) VALIDITY OF BIONOVO COMMON STOCK. At the Effective Date of the Merger, all shares of Bionovo common stock into which the Non-Dissenting Shares of Lighten Up common stock are to be converted pursuant to the Merger shall be validly issued, fully paid and nonassessable and shall be issued in full satisfaction of all rights pertaining to the corresponding shares of Lighten Up common stock.

         1.6 CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION. The Certificate of Incorporation of Bionovo as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         1.7 BYLAWS OF SURVIVING CORPORATION. The Bylaws of Bionovo as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until altered, amended or repealed as provided in the Bylaws or as provided by applicable law.

         1.8 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The directors and officers of Lighten Up as of the Effective Date of the Merger shall be and become the directors and officers of the Surviving Corporation, until their successors shall be duly elected and qualified or until their sooner death, resignation or removal.

         1.9 ACCOUNTING MATTERS. The assets and liabilities of the Constituent Corporations, as of the Effective Date of the Merger, shall be taken upon the books of the Surviving Corporation at the amounts at which they shall be carried at that time on the books of the respective Constituent Corporations. The amount of the capital surplus and earned surplus accounts of the Surviving Corporation after the Merger shall be determined by the Board of Directors of the Surviving Corporation in accordance with the laws of the State of Delaware and generally accepted accounting principles.

                                   ARTICLE II

                               GENERAL PROVISIONS

         2.1 COVENANTS. Bionovo covenants and agrees that on or before the Effective Date of the Merger, it will qualify to do business as a foreign corporation in the State of California and in connection therewith take such other action as may be required by the General Corporation Law of California.

         2.2 BINDING AGREEMENT. This Merger Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

         2.3 AMENDMENTS. The Board of Directors of Lighten Up and Bionovo may amend this Merger Agreement at any time prior to the filing of this Merger Agreement (or a certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Merger Agreement by the stockholders of either Lighten

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

Up or Bionovo shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of Lighten Up or Bionovo; (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (iii) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either Lighten Up or Bionovo.

         2.4 FURTHER ASSURANCES. From time to time, as and when required by Bionovo or by its successors or assigns, there shall be executed and delivered on behalf of Lighten Up such deeds and other instruments, and there shall be taken or caused to be taken by Lighten Up such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Bionovo the title to and possession of all the property, rights, privileges, powers, franchises, assets, immunities and authority of Lighten Up and otherwise to carry out the purposes of this Merger Agreement. The officers and directors of Bionovo are fully authorized in the name and on behalf of Lighten Up or otherwise to take any and all such action and to execute and deliver any and all such deeds or other instruments.

         2.5 ABANDONMENT. At any time before the Effective Date of the Merger, this Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Lighten Up or Bionovo, or by both, by the adoption of appropriate resolutions and written notification thereof to the other party to the Merger, notwithstanding the approval of this Merger Agreement by the stockholders of Lighten Up or Bionovo, or by both. In the event of the termination of this Merger Agreement and the abandonment of the Merger pursuant to the provisions of this Section, this Merger Agreement shall become void and have no effect, without any liability on the part of either of the Constituent Corporations or their respective officers, directors or shareholders in respect thereof.

         2.6 GOVERNING LAW. This Merger Agreement shall be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the NGCL.

                               [Signatures follow]

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

         IN WITNESS THEREOF, each of the undersigned corporations has caused this Merger Agreement to be signed in its corporate name by its duly authorized officer as of the ___ day of _______, 2005.


Lighten Up:                                  Bionovo:

Lighten Up Enterprises International, Inc.   Bionovo, Inc.

By:                                          By:
   ---------------------------------             -------------------------------
     Isaac Cohen                                   Isaac Cohen
     Chairman and Chief                            Chairman and Chief
     Executive Officer                             Executive Officer



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